Exhibit 99.1

NEWS RELEASE

EQT COMPLETES ACQUISITION OF RICE ENERGY

PITTSBURGH — November 13, 2017 — EQT Corporation (NYSE: EQT) today announced that it has completed its acquisition of Rice Energy Inc.

“With the closing of the transaction, we are combining two of the leading operators in the Appalachian Basin to create an even stronger company that is positioned to deliver greater returns to shareholders through operating efficiencies and improved overall well economics,” said Steve Schlotterbeck, EQT’s president and chief executive officer. “This transaction complements our production and midstream businesses and will deliver significant operational synergies to help us maintain our status as one of the lowest-cost operators in the United States. The EQT Board and management team have taken considerable steps to strengthen the Company’s platform and we look forward to identifying additional opportunities to maximize value for all EQT shareholders.”

In conjunction with the closing, and as previously announced under the terms of the merger agreement, two former Rice directors, Daniel J. Rice IV and Robert F. Vagt, have joined the EQT Board, effective immediately.

In addition, the Company previously announced that it had commenced a search for two additional, independent Board members with extensive midstream experience to be appointed to the Board and serve on the Committee being formed to evaluate options for addressing the Company’s sum-of-the-parts discount. A separate news release is expected to be issued later today regarding EQT’s new director appointments.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology — designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT also owns a 90% limited partner interest in EQT GP Holdings, LP. EQT GP Holdings, LP owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com.

Cautionary Statement Regarding Forward-Looking Information

This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, EQT’s and Rice’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to EQT’s acquisition and integration of acquired businesses and assets; the cost of defending EQT’s intellectual property; technological changes and other trends affecting the oil and gas industry; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; EQT’s ability to complete the integration of Rice successfully; the outcome of litigation relating to the transaction; and other factors that may affect future results of EQT and Rice. Additional factors that could cause results to differ materially from those described above can be found in EQT’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017,  June 30, 2017 or September 30, 2017, each of which is on file with the SEC and available in the “Investors” section of EQT’s website, https://www.eqt.com/, under the heading “SEC Filings” and in other documents EQT files with the SEC, and in Rice’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 or September 30, 2017, each of which is on file with the SEC and available in the “Investor Relations” section of Rice’s website, https://www.riceenergy.com/, under the subsection “Financial Information” and then under the heading “SEC Filings” and in other documents Rice files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither EQT nor Rice assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

EQT analyst inquiries:
Patrick Kane, 412-553-7833
Chief Investor Relations Officer
pkane@eqt.com

EQT Midstream Partners / EQT GP Holdings analyst inquiries:
Nate Tetlow, 412-553-5834
Investor Relations Director
ntetlow@eqt.com

Media inquiries:
Natalie Cox, 412-395-3941
Corporate Director, Communications
ncox@eqt.com